                                                                  EXHIBIT 99.m19

                     AMENDMENT NO. 5 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C CLASS

     THIS  AMENDMENT NO. 5 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 17th day of November,  2004 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and  amended  April 30,  2001,  September  3, 2002,  February  27, 2004 and
September 30, 2004 (the "Plan"); and

     WHEREAS,  American  Century  Mutual  Funds,  Inc.,  has added a new series,
Fundamental  Equity  Fund (the " New  Fund"),  for which  the  Fund's  board has established a C class of shares; and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Fund;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century Mutual Funds,  Inc. hereby adopts the Plan on behalf of the New Class, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 5.

                                       1

     4. In the event of a conflict between the terms of this Amendment No. 5 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 5 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 5 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 5 as of the date first above written.

                               AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                               AMERICAN CENTURY MUTUAL FUNDS, INC.
                               AMERICAN CENTURY STRATEGIC ASSET
                                   ALLOCATIONS, INC.
                               AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                               BY:   /s/ Charles A. Etherington
                                     -----------------------------------------
                                     Charles A. Etherington
                                     Vice President of each of the Issuers

                                       2

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

SERIES                                                      DATE PLAN ADOPTED
------                                                      -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                                 May 1, 2001
>>       Value Fund                                         May 1, 2001
>>       Small Cap Value Fund                               May 1, 2001
>>       Large Company Value Fund                           May 1, 2001

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Growth Fund                                        May 1, 2001
>>       Ultra Fund                                         May 1, 2001
>>       Vista Fund                                         May 1, 2001
>>       Heritage Fund                                      May 1, 2001
>>       Select Fund                                        September 3, 2002
>>       New Opportunities II Fund                          September 3, 2002
>>       Large Company Growth Fund                          September 3, 2002
>>       Capital Growth Fund                                February 27, 2004
>>       Fundamental Equity Fund                            November 17, 2004

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund              May 1, 2001
>>       Strategic Allocation: Moderate Fund                May 1, 2001
>>       Strategic Allocation: Conservative Fund            September 30, 2004

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>       Global Growth Fund                                 May 1, 2001
>>       International Growth Fund                          May 1, 2001
>>       Life Sciences Fund                                 May 1, 2001
>>       Technology Fund                                    May 1, 2001
>>       Emerging Markets Fund                              May 1, 2001
>>       European Growth Fund                               May 1, 2001

By:     /s/ Charles A. Etherington
        ------------------------------------
Name:   Charles A. Etherington
Title:  Vice President
Date:   November 17, 2004

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